Exhibit 99.2

Bemis Company, Inc.

OFFERS TO EXCHANGE

Any and all outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc.

for

Up to $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 of Bemis Company, Inc. that have been registered under the Securities Act of 1933

and

Any and all outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc.

for

Up to $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 of Bemis Company, Inc. that have been registered under the Securities Act of 1933

Amcor Finance (USA), Inc.

OFFERS TO EXCHANGE

Any and all outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc.

for

Up to $591,266,000 aggregate principal amount 3.625% Guaranteed Senior Notes due 2026 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

and

Any and all outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc.

for

Up to $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2028 of Amcor Finance (USA), Inc. that have been registered under the Securities Act of 1933

Pursuant to Prospectus dated                      , 2020

, 2020

To our Clients:

Enclosed for your consideration is a prospectus dated                   , 2020 (the “Prospectus”), relating to:

•                  the offers (each, a “Bemis Exchange Offer” and collectively, the “Bemis Exchange Offers”) of Bemis Company, Inc., a Missouri corporation (“Bemis”) to exchange any and all of its outstanding $346,652,000 aggregate principal amount of 4.500% Guaranteed Senior Notes due 2021 (the “Existing 2021 Notes”) and any and all of its outstanding $293,200,000 aggregate principal amount of 3.100% Guaranteed Senior Notes due 2026 (the “Existing Bemis 2026 Notes” and, together with the Existing 2021 Notes, the “Existing Bemis Notes”), respectively, that are validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date (as defined below), for an equal aggregate principal amount of its 4.500% Guaranteed Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “New 2021 Notes”) and its 3.100% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New Bemis 2026 Notes” and, together with the New 2021 Notes, the “New Bemis Notes”), respectively; and

•                  the offers (each, an “AFUI Exchange Offer” and collectively, the “AFUI Exchange Offers” and, together with the Bemis Exchange Offers, the “Exchange Offers”) of Amcor Finance USA, Inc., a Delaware corporation (“AFUI” and, together with Bemis, the “Issuers”) to exchange any and all of its outstanding $591,266,000 aggregate principal amount of 3.625% Guaranteed Senior Notes due 2026 (the “Existing AFUI 2026 Notes”) and any and all of its outstanding $497,508,000 aggregate principal amount of 4.500% Guaranteed Senior

Notes due 2028 (the “Existing 2028 Notes” and, together with the Existing AFUI 2026 Notes, the “Existing AFUI Notes”), respectively, that are validly tendered and not validly withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date, for an equal aggregate principal amount of its 3.625% Guaranteed Senior Notes due 2026 that have been registered under the Securities Act (the “New AFUI 2026 Notes”) and its 4.500% Guaranteed Senior Notes due 2028 that have been registered under the Securities Act (the “New 2028 Notes” and, together with the New AFUI 2026 Notes, the “New AFUI Notes”), respectively;

in each case,  upon the terms and subject to the conditions set forth in the Prospectus.

We refer to the Existing Bemis Notes and the Existing AFUI Notes as the “Existing Notes,” and we refer to the New Bemis Notes and the New AFUI Notes as the “New Notes”)

The Exchange Offers are being made in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreements (as defined in the Prospectus).  Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus. Except where the context indicates otherwise, references to the Existing Notes or the New Notes, include the related Guarantees (as defined in the Prospectus).

This material is being forwarded to you as the beneficial owner of Existing Notes of one or more series carried by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and subject to conditions set forth in the enclosed Prospectus.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2020, unless extended by the applicable Issuer (the “Expiration Date”). Any Existing Notes tendered pursuant to any Exchange Offer may be withdrawn (subject to compliance with the procedures set forth in the Prospectus) no later than 5:00 p.m., New York City time, on the Expiration Date.

Your attention is directed to the following:

1.                        Each Exchange Offer is for any and all Existing Notes of the applicable series.

2.                        The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned
“The Exchange Offers—Conditions to the Exchange Offers.”

3.                        Any transfer taxes incident to the transfer of Existing Notes from the holder to the applicable Issuer pursuant to any Exchange Offer will be paid by the applicable Issuer, except as otherwise provided in the Prospectus.

4.                        Each Exchange Offer expires at 5:00 p.m., New York City time, on                   , 2020, unless extended by the applicable Issuer.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on page 3 of this letter.

Please carefully read the Prospectus and any other materials that accompany this letter.

INSTRUCTIONS WITH RESPECT

TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus relating to the Bemis Exchange Offers made by Bemis with respect to the Existing Bemis Notes and the AFUI Exchange Offers made by AFUI with respect to the Existing AFUI Notes.

By completing, executing and delivering these instructions, the undersigned hereby represent(s), warrant(s) and  agree(s), for your benefit and the benefit of the applicable Issuer, that the undersigned has (have) full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Existing Notes and to acquire the New Notes issuable upon the exchange of such Existing Notes, and that, if and when such Existing Notes are validly tendered and accepted by the relevant Issuer for exchange, the applicable Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

Existing 2021 Notes

By completing, executing and delivering these instructions, the undersigned hereby instruct(s) you (check appropriate box):

☐                                                       To TENDER, on the terms and subject to the conditions set forth in the Prospectus, Existing 2021 Notes held by you for the account of the undersigned in the principal amount indicated below (by completing, executing and delivering these instructions, the undersigned agree(s) that, if the foregoing box is checked but the dollar amount below is left blank, it means that the undersigned is (are) tendering all of the Existing 2021 Notes held by you for the account of the undersigned):

$                                                      of Existing 2021 Notes

☐                                                       NOT to TENDER any Existing 2021 Notes held by you for the account of the undersigned.

Existing Bemis 2026 Notes

By completing, executing and delivering these instructions, the undersigned hereby instruct(s) you (check appropriate box):

☐                                                       To TENDER, on the terms and subject to the conditions set forth in the Prospectus, Existing Bemis 2026 Notes held by you for the account of the undersigned in the principal amount indicated below (by completing, executing and delivering these instructions, the undersigned agree(s) that, if the foregoing box is checked but the dollar amount below is left blank, it means that the undersigned is (are) tendering all of the Existing Bemis 2026 Notes held by you for the account of the undersigned):

$                                                    of Existing Bemis 2026 Notes

☐                                                       NOT to TENDER any Existing Bemis 2026 Notes held by you for the account of the undersigned.

Existing AFUI 2026 Notes

By completing, executing and delivering these instructions, the undersigned hereby instruct(s) you (check appropriate box):

☐                                                       To TENDER, on the terms and subject to the conditions set forth in the Prospectus, Existing AFUI 2026 Notes held by you for the account of the undersigned in the principal amount indicated below (by completing, executing and delivering these instructions, the undersigned agree(s) that, if the foregoing box is checked but the dollar amount below is left blank, it means that the undersigned is (are) tendering all of the Existing AFUI 2026 Notes held by you for the account of the undersigned):

$                                                         of Existing AFUI 2026 Notes

☐                                                       NOT to TENDER any Existing AFUI 2026 Notes held by you for the account of the undersigned.

Existing 2028 Notes

By completing, executing and delivering these instructions, the undersigned hereby instruct(s) you (check appropriate box):

☐                                                       To TENDER, on the terms and subject to the conditions set forth in the Prospectus, Existing 2028 Notes held by you for the account of the undersigned in the principal amount indicated below (by completing, executing and delivering these instructions, the undersigned agree(s) that, if the foregoing box is checked but the dollar amount below is left blank, it means that the undersigned is (are) tendering all of the Existing 2028 Notes held by you for the account of the undersigned):

$                                                         of Existing 2028 Notes

☐                                                       NOT to TENDER any Existing 2028 Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Existing Notes held by you for the account of the undersigned, it means that the undersigned authorize(s) you to make, on behalf of the undersigned (and, by completing, signing and delivering these instructions, the undersigned hereby make(s) to you and for the benefit of the applicable Issuer), the acknowledgements, representations, warranties and agreements contained in the Prospectus that are deemed to be made by or with respect to the undersigned as beneficial owner(s) of Existing Notes.

The undersigned acknowledge(s) and agree(s) that none of the Existing Notes held by you for the account of the undersigned will be tendered unless you receive these written instructions from the undersigned to do so.

PLEASE SIGN HERE

Signature(s):

Name(s) (Please Print):

Capacity (Full Title) if Signing in a Representative or Fiduciary Capacity:

Address:

Zip Code:

Area Code and Telephone No.:

Taxpayer Identification or Social Security No(s).:

Account Number with You:

Date:

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